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                      ADVANCED LIGHTING TECHNOLOGIES, INC.
          EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                 (IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)


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
                                                        Three Months Ended                  Six Months Ended
                                                           December 31,                       December 31,
                                                     -------------------------         -------------------------
                                                       1998             1997             1998             1997
                                                     --------         --------         --------         --------


Income from continuing operations
   attributable to common shareholders               $(33,806)        $  3,033         $(33,518)        $  5,821
                                                     ========         ========         ========         ========


Net income attributable to common
   shareholders                                      $(39,972)        $  2,792         $(39,684)        $  5,282
                                                     ========         ========         ========         ========

Weighted average shares -- Basic:
   Outstanding  at beginning of period                 20,215           16,457           20,190           13,435
   Issued pursuant to public offering                       -                -                -            2,886
   Issued in acquisitions                                   2                -                1                -
   Issued for exercise of stock options                     -               14               17               22
   Issued pursuant to stock purchase plan                   5                -                7                -
   Issuable in connection with an acquisition               -               35                -               35
                                                     --------         --------         --------         --------
      Weighted average shares -- Basic                 20,222           16,506           20,215           16,378
                                                     ========         ========         ========         ========


Weighted average shares -- Diluted:
   Basic from above                                    20,222           16,506           20,215           16,378
   Effect of stock options                                  -              272                -              324
                                                     --------         --------         --------         --------
      Weighted average shares -- Diluted               20,222           16,778           20,215           16,702
                                                     ========         ========         ========         ========


Earnings (loss) per share -- Basic
   Income from continuing operations                 $  (1.67)        $    .18         $  (1.66)        $    .36
   Loss from discontinued operations                     (.31)            (.01)            (.30)            (.04)
                                                     --------         --------         --------         --------
      Earnings per share -- Basic                    $  (1.98)        $    .17         $  (1.96)        $    .32
                                                     ========         ========         ========         ========

Earnings (loss) per share -- Diluted
   Income from continuing operations                 $  (1.67)        $    .18         $  (1.66)        $    .35
   Loss from discontinued operations                     (.31)            (.01)            (.30)            (.03)
                                                     --------         --------         --------         --------
      Earnings per share -- Diluted                  $  (1.98)        $    .17         $  (1.96)        $    .32
                                                     ========         ========         ========         ========
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